EXHIBIT 99.2

FINANCIAL STATEMENTS

Financial Guaranty Insurance Company

March 31, 2004

Financial Guaranty Insurance Company

Financial Statements

March 31, 2004

Contents

Balance Sheets at March 31, 2004 (Unaudited) and December 31, 2003	1
Statements of Income for the Three Months Ended March 31, 2004 and 2003 (Unaudited)	2
Statements of Cash Flows for the Three Months Ended March 31, 2004 and 2003 (Unaudited)	3
Notes to Financial Statements (Unaudited)	4

Financial Guaranty Insurance Company

Balance Sheets

(Dollars in thousands, except per share amounts)

	Successor
	March 31, 2004	December 31, 2003
	(Unaudited)
Assets
Fixed maturity securities, available for sale, at fair value (amortized cost of $2,813,160 in 2004 and $2,688,459 in 2003)	$2,833,322	$2,691,922
Short-term investments, at cost, which approximates fair value	3,815	14,377

Total investments	2,837,137	2,706,299
Cash	39,339	78,645
Accrued investment income	35,888	32,803
Receivable for securities sold	44,260	170
Reinsurance recoverable on losses	8,341	8,065
Other reinsurance receivables	—	5,295
Deferred policy acquisition costs	10,444	2,921
Receivable from related parties	57	9,759
Property and equipment, net of accumulated depreciation of $4 in 2004	55	—
Prepaid reinsurance premiums	123,858	123,768
Prepaid expenses and other assets	6,474	6,058
Current federal income taxes receivable	—	126

Total assets	$3,105,853	$2,973,909

Liabilities and stockholder’s equity
Liabilities:
Unearned premiums	$941,418	$918,882
Losses and loss adjustment expenses	41,405	40,467
Ceded reinsurance payable	477	114
Accounts payable and accrued expenses	10,771	19,238
Obligations under capital lease	7,013	6,982
Payable for securities purchased	49,117	—
Current federal income taxes payable	5,345	—
Deferred federal income taxes payable	29,959	18,862

Total liabilities	1,085,505	1,004,545

Stockholder’s equity:
Common stock, par value $1,500 per share; 10,000 shares authorized, issued and outstanding	15,000	15,000
Additional paid-in capital	1,857,772	1,857,772
Accumulated other comprehensive income, net of tax	14,739	2,059
Retained earnings	132,837	94,533

Total stockholder’s equity	2,020,348	1,969,364

Total liabilities and stockholder’s equity	$3,105,853	$2,973,909

See accompanying notes to unaudited interim financial statements.

Financial Guaranty Insurance Company

Statements of Income

(Unaudited)

(Dollars in thousands)

	Successor	Predecessor
	Three months ended March 31
	2004	2003
Revenues:
Gross premiums written	$56,395	$48,458
Ceded premiums written	(2,746)	63

Net premiums written	53,649	48,521
Increase in net unearned premiums	(22,447)	(14,595)

Net premiums earned	31,202	33,926
Net investment income	22,671	29,829
Net realized gains	1,527	29,974
Other income	317	26

Total revenues	55,717	93,755

Expenses:
Losses and loss adjustment expenses	664	(2,700)
Underwriting expenses	14,368	14,563
Policy acquisition cost deferred	(7,681)	(5,977)
Amortization of deferred policy acquisition costs	158	4,277

Total expenses	7,509	10,163

Income before income taxes	48,208	83,592
Federal income tax expense	9,904	19,825

Net income	$38,304	$63,767

See accompanying notes to unaudited interim financial statements.

Financial Guaranty Insurance Company

Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Successor	Predecessor
	Three months ended March 31
	2004	2003
Operating activities
Net income	$38,304	$63,767
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred policy acquisition costs	158	4,277
Policy acquisition costs deferred	(7,681)	(5,977)
Depreciation of property and equipment	4	3
Amortization of fixed maturity securities	6,351	3,636
Net realized gains on investments	(1,527)	(29,978)
Provision for deferred income taxes	4,108	717
Change in accrued investment income, prepaid expenses and other assets	(3,501)	(647)
Change in receivable from related parties	9,702	—
Change in other reinsurance receivables	5,295	—
Change in reinsurance recoverable on losses	(276)	307
Change in prepaid reinsurance premiums	(90)	4,986
Change in current federal income tax receivable	126	—
Change in unearned premiums	22,536	9,646
Change in losses and loss adjustment expenses	938	(3,297)
Change in ceded reinsurance payable and accounts payable and accrued expenses	(8,104)	4,046
Change in current federal income taxes payable	5,345	14,663

Net cash provided by operating activities	71,688	66,149

Investing activities
Sales and maturities of fixed maturity securities	477,928	713,051
Purchases of fixed maturity securities	(604,511)	(699,823)
Purchases, sales and maturities of short-term investments	10,562	(168,386)
Receivable for securities sold, net of payable for securities purchased	5,027	88,104

Net cash used in investing activities	(110,994)	(67,054)

Net decrease in cash	(39,306)	(905)
Cash at beginning of period	78,645	7,260

Cash at end of period	$39,339	$6,355

See accompanying notes to unaudited interim financial statements.

Financial Guaranty Insurance Company

Notes to Financial Statements

(Unaudited)

March 31, 2004

(Dollars in thousands)

1. Basis of Presentation

Financial Guaranty Insurance Company (the “Company”) is an wholly-owned subsidiary of FGIC Corporation (the “Parent”). The Parent was a wholly-owned subsidiary of General Electric Capital Corporation (“GE Capital”). The Company provides financial guaranty insurance for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company’s financial strength is rated “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”), “AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and “AAA” by Fitch Ratings, Inc. (“Fitch”). The Company is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of the Blackstone Group L.P. (“Blackstone”), affiliates of the Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”), collectively the “Investor Group”, completed the acquisition (the “Transaction”) of FGIC Corporation from a subsidiary of GE Capital in a transaction valued at approximately $2,200,000. At the closing of the Transaction, the Investor Group, acting through an affiliate, paid GE Capital a cash purchase price of approximately $1,600,000, which was funded by equity investments by the Investor Group and borrowings of approximately $227,300 under a bridge loan facility within an affiliate of Bank of America Corporation. The bridge loan originally was to mature on December 16, 2004; however, the bridge loan was repaid with the proceeds of the Senior Notes issued on January 12, 2004. In addition, FGIC Corporation paid GE Capital approximately $284,300 in pre-closing dividends and GE Capital retained 2,346 shares of Convertible Preferred Stock (the “Senior Preferred Shares”) with an aggregate liquidation preference of $234,600 and approximately 5% of FGIC Corporation’s common stock. PMI is the largest stockholder of FGIC Corporation, owning approximately 42% of its common stock at December 31, 2003. Blackstone, Cypress and CIVC own approximately 23%, 23% and 7% of FGIC Corporation’s common stock, respectively, at December 31, 2003.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring

Financial Guaranty Insurance Company

Notes to Financial Statements

(Unaudited) (continued)

(Dollars in thousands)

1. Basis of Presentation (continued)

accruals) considered necessary for fair presentation have been included. Operating results for the three-month period ended March 31, 2004 are not necessarily indicative of results that may be expected for the year ending December 31, 2004.

These unaudited interim financial statements should be read in conjunction with the financial statements and related notes included in the 2003 audited financial statements.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

As a result of the Transaction effective on December 18, 2003, the basis of the assets and liabilities has changed, which necessitates the presentation of Predecessor Company and the Successor Company columns in the Balance Sheets, Statements of Income and Cash Flows.

2. Income Taxes

The Company’s effective federal corporate tax rate (20.5% and 23.7% for the three months ended March 31, 2004 and 2003, respectively) is less than the statutory corporate tax rate (35%) on income due to permanent differences between financial and taxable income, principally tax-exempt interest.

3. Reinsurance

Net premiums earned are shown net of ceded premiums earned $2,700 and $4,900, respectively, for the three months ended March 31, 2004 and 2003.

Financial Guaranty Insurance Company

Notes to Financial Statements

(Unaudited) (continued)

(Dollars in thousands)

4. Comprehensive Income

Accumulated other comprehensive income (loss) of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments. The components of other comprehensive income (loss) for the three months ended March 31, 2004 and 2003 are as follows:

	Successor 2004
	Before Tax Amount	Tax	Net of Tax Amount
Unrealized holding gains arising during the period	$18,521	$(6,482)	$12,039
Less reclassification adjustment for gains realized in net income	(1,527)	534	(993)

Unrealized gains on investments	16,994	(5,948)	11,046
Foreign currency translation adjustment	2,514	(880)	1,634

Total other comprehensive income	$19,508	$(6,828)	$12,680

	Predecessor 2003
	Before Tax Amount	Tax	Net of Tax Amount
Unrealized holding losses arising during the period	$(21,152)	$7,403	$(13,749)
Less reclassification adjustment for gains realized in net income	(29,974)	10,491	(19,483)

Unrealized losses on investments	(51,126)	17,894	(33,232)
Foreign currency translation adjustment	3,365	(1,178)	2,187

Total other comprehensive loss	$(47,761)	$16,716	$(31,045)

Financial Guaranty Insurance Company

Notes to Financial Statements

(Unaudited) (continued)

(Dollars in thousands)

5. New Accounting Pronouncements

In January 2003, the FASB issued Financial Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), which the Company adopted on July 1, 2003. FIN 46’s consolidation criteria are based upon analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change not a change in the underlying economics associated with the transactions, which may be affected by the Interpretation. FIN 46 clarifies the consolidation criteria for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 requires variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. Variable interest entities that effectively disperse risks will not be consolidated. FIN 46 requires disclosures for entities that have either a primary or significant variable interest in a variable interest entity.

As a part of its structured finance business, the Company insures debt obligations or certificates issued by special purposes entities. At March 31, 2004, the Company had approximately $936,026 of gross principal outstanding related to insurance contracts issued to commercial paper conduits—variable interest entities under FIN 46—which the Company does not believe requires consolidation but which requires disclosure. With respect to the remainder of the structured finance transactions insured, the Company has evaluated the transactions, but does not believe any such transactions require consolidation or disclosure under FIN 46.